Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

March 21, 2013

ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

Re:	Rule 462(b) Registration Statement Relating to Registration Statement on Form S-3 (File No. 333-183713)

Ladies and Gentlemen:

We have acted as counsel for ParkerVision, Inc., a Florida corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and sale by the Company of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate initial offering price not to exceed $2,494,804.70.  The shares of Common Stock are covered by the Registration Statement, and are to be sold as set forth in the Registration Statement and the prospectus contained therein, as supplemented by a prospectus supplement.

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the shares of Common Stock are offered or issued as contemplated by the Registration Statement, (ii) a prospectus and prospectus supplement describing the shares of Common Stock offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) all shares of Common Stock will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iv) resolutions authorizing the Company to register, offer, sell and issue the shares of Common Stock shall have been duly adopted and shall remain in full force and effect, (v) the number of shares of Common Stock, together with all other shares of Common Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Articles of Incorporation, as amended, (vi) the issuance and sale of shares of Common Stock will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, and (vii) the shares of Common Stock shall have been duly recorded and the certificates representing the shares of Common Stock shall have been duly authorized and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that when: (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Company’s Articles of Incorporation and Bylaws, each as amended, to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) such shares of Common Stock have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement, against payment therefor as provided therein (which shall not be less than par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

No opinion is expressed herein other than as to the corporate law of the State of Florida, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GRAUBARD MILLER